Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 116 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of GraniteShares 1.25x Long TSLA Daily ETF, GraniteShares 2x Long NVDA Daily ETF, GraniteShares 2x Long COIN Daily ETF, GraniteShares 2x Long BABA Daily ETF, GraniteShares 2x Long META Daily ETF, GraniteShares 2x Long AMZN Daily ETF, GraniteShares 2x Long AAPL Daily ETF, GraniteShares 2x Long MSFT Daily ETF, GraniteShares 2x Long AMD Daily ETF, GraniteShares 2x Long PLTR Daily ETF and GraniteShares 2x Long UBER Daily ETF, each a series of GraniteShares ETF Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

Additionally, we consent to the references to our firm in the Post-Effective Amendment No. 115 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding GraniteShares 2x Long GOOGL Daily ETF, GraniteShares 2x Long DIS Daily ETF, and GraniteShares 2x Long F Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2025